Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-29439, 333-62681, 333-78199, 333-44922, 333-59478, 333-88360, 333-112738, 333-117058 and 333-143945) of our report dated March 10, 2008, with respect to the consolidated financial statements of Eyak Technology, LLC and Subsidiary included in the Annual Report (Form 10-K) for the year ended December 31, 2007.

/s/ Aronson & Company

Rockville, Maryland
March 13, 2008